UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):	December 7, 2023

IES Holdings, Inc.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2 Riverway, Suite 1730, Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

 Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.

On December 7, 2023, IES Holdings, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2023 fourth quarter. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On December 7, 2023, the Company announced the promotion of Matthew J. Simmes, the Company’s Chief Operating Officer, to the position of President, effective as of December 7, 2023. As President and Chief Operating Officer, Mr. Simmes will continue to manage the operations of all four of the Company’s operating segments, reporting directly to Jeffrey L. Gendell, the Company's Chairman and Chief Executive Officer.

Information regarding Mr. Simmes’ background, business experience and compensation is incorporated by reference from the definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on January 9, 2023.

In connection with his promotion, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors granted Mr. Simmes an equity incentive award of 25,000 time-based phantom stock units that are scheduled to vest on or about December 7, 2026, under the Company’s Amended and Restated 2006 Equity Incentive Plan, pursuant to an award agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference (the “Award Agreement”).

Executive Officer Compensation

On November 30, 2023, the Compensation Committee approved special bonuses to be paid to each of the Company’s executive officers in recognition of their efforts with respect to the reorganization of the Company’s Residential segment during the fiscal year ended September 30, 2023. Mr. Gendell was awarded a special bonus of $100,000. Mr. Simmes was awarded a special bonus of $400,000 and a grant of time-based phantom stock units with a grant date fair value of $400,000 that are scheduled to vest on or about December 7, 2026, pursuant to an Award Agreement. Tracy McLauchlin, Senior Vice President, Chief Financial Officer and Treasurer was awarded a special bonus of $100,000. Mary Newman, Vice President, General Counsel and Corporate Secretary was awarded a special bonus of $75,000.

Item 7.01    Regulation FD Disclosure.

On December 7, 2023, the Company posted to its website, www.ies-co.com, under the Investor Relations section, a presentation with the title “IES Holdings Q4 2023 Earnings Presentation.” The presentation will remain on the Company’s website for a period of at least thirty days. The Company also issued a press release on December 7, 2023 announcing the officer appointment described under 5.02 above. The press release is furnished herewith as Exhibit 99.2.

The information set forth herein is furnished pursuant to Item 7.01–Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1 —	Form of Time-Based Phantom Stock Unit Award Agreement under the Company's Amended and Restated 2006 Equity incentive Plan, as amended and restated effective February 9, 2016
99.1 —	Press release dated December 7, 2023 announcing results of operations.
99.2 —	Press release dated December 7, 2023 announcing officer appointment
104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date:	December 7, 2023	/s/ Mary K. Newman
Mary K. Newman
General Counsel and Corporate Secretary